UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       October 25, 2004

TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26580 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (818) 880-5656

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(i)

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 25, 2004, the Board of Directors of Tekelec (the “Company”) elected Mark Floyd to the Company’s Board of Directors.

     Mr. Floyd has not yet been named to any committee of the Board. There are no arrangements or understandings between Mr. Floyd and any other persons pursuant to which he was selected as a director. Mr. Floyd has not entered into any transaction with the Company that is required to be disclosed under Item 404(a) of Regulation S-K.

     A copy of the press release announcing the election of Mr. Floyd to the Company’s Board of Directors was included as Exhibit 99.1 in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2004.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Section 3.2 of Article III of the Company’s Bylaws requires that the number of authorized directors of the Company be not less than five nor more than nine.

     Prior to October 25, 2004, the Company’s Bylaws fixed the exact number of authorized directors within such range at six. On October 25, 2004, the Company’s Board of Directors amended Section 3.2 of Article III of the Company’s Bylaws to increase the exact number of authorized directors within such range from six to seven. Section 3.2 of Article II of the Company’s bylaws continues to provide that the exact number of authorized directors will remain fixed until changed, within the foregoing limits, by a bylaw duly adopted by the Board of Directors or by the shareholders of the Company.

     Section 3.2 of Article III of the Company’s Bylaws, as amended, reads in its entirety as follows:

“Section 3.2. Number and Qualification of Directors. The number of directors of this corporation shall not be less than five (5) nor more than (9). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of two-thirds (2/3) of the outstanding shares entitled to vote; provided however, that an amendment reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds (16 2/3) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).”

Item 9.01.  Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 26, 2004 of Tekelec*

*	Incorporated by reference to Tekelec’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: October 29, 2004	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

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